AMENDMENT NO. 5

TO THE AMENDED AND RESTATED

MASTER PLAN AND AGREEMENT OF DISTRIBUTION

(Investor Class Shares)

The Amended and Restated Master Plan and Agreement of Distribution (Investor Class Shares) (the “Plan”), dated as of July 1, 2003, pursuant to Rule 12b-1, is hereby amended, effective November 25, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“Schedule A

to the Amended and Restated

Master Plan and Agreement of Distribution Pursuant to Rule 12b-1

(Investor Class)

Registered Investment Company	Funds
AIM Combination Stock & Bond Funds
INVESCO Core Equity Fund
INVESCO Total Return Fund

AIM International Mutual Funds
INVESCO International Core Equity Fund

AIM Sector Funds
INVESCO Energy Fund
INVESCO Financial Services Fund
INVESCO Gold & Precious Metals Fund
INVESCO Health Sciences Fund
INVESCO Leisure Fund
INVESCO Technology Fund
INVESCO Utilities Fund

AIM Stock Funds
INVESCO Dynamics Fund
INVESCO Mid-Cap Growth Fund
INVESCO Small Company Growth Fund
INVESCO S&P 500 Index Fund”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: November 25, 2003

AIM COMBINATION STOCK & BOND FUNDS AIM INTERNATIONAL MUTUAL FUNDS AIM SECTOR FUNDS AIM STOCK FUNDS

By:	/s/ Kevin M. Carome
Name:	Kevin M. Carome
Title:	Senior Vice President

ATTEST:

/s/ Ofelia M. Mayo
Name:
Title:

A I M DISTRIBUTORS, INC.

By:	/s/ Gene L. Needles
Name:	Gene L. Needles
Title:	President

ATTEST:

/s/ Ofelia M. Mayo
Name:
Title:

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